SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): October 28, 2004


                               SAPIENT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

              0-28074                                   04-3130648
     (Commission File Number)               (I.R.S. Employer Identification No.)

               25 First Street
               Cambridge, MA                              02141
    (Address of Principal Executive Offices)            (Zip Code)

                                 (617) 621-0200
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

Sapient Corporation issued the following press release on October 28, 2004 announcing its preliminary financial results for the three and nine months ended September 30, 2004:



           Sapient Reports Third Quarter Financial Results;
            Achieves 38% Sequential Increase in Net Income

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Oct. 28, 2004--Sapient (NASDAQ:SAPE), a leading business consulting and technology services firm, today announced financial results for its third quarter ended September 30, 2004.
    Consolidated service revenues for the third quarter of 2004 were $64.2 million, representing a slight decrease of 0.4% from service revenues of $64.5 million for the second quarter of 2004, and a 44% increase from the third quarter of 2003. Gross revenues for the third quarter were $67.4 million, which included $3.2 million of reimbursable expenses.
    Net income for the third quarter of 2004 was $7.8 million, or $0.06 per diluted share. This compared to a net income of $5.7 million, or $0.04 per diluted share, for the second quarter of 2004, and a net income of $1.0 million, or $0.01 per diluted share, for the third quarter of 2003.
    Consolidated service revenues for the first three quarters of 2004 were $187.5 million, a 41% increase from the first three quarters of 2003. Net income for the first three quarters of 2004 was $14.8 million, or $0.12 per diluted share. This compared to a loss of $7.5 million, or $0.06 per diluted share for the first three quarters of 2003.
    "By continuing to focus on our clients' success, we made strong progress in several key areas of our business," said Sapient's Co-Chairman and Co-Chief Executive Officer Jerry A. Greenberg. "As compared to last quarter, we grew net income 38%, recurring revenue 19%, and materially exceeded our operating margin target of 10%."

    Third Quarter Highlights

    -- Sapient won assignments with new and existing clients, including Avis Europe, The Bank of New York, BT, Cingular, Cisco, Enbridge Gas Distribution, Essent, Harrah's Entertainment, Insurance Bureau of Canada, Janus Capital Group, Nextel, RouteOne, Scotiabank, Sony Electronics, Star Alliance, T-Com, the UK Government, Union Gas, University of Chicago Hospitals, Verizon, and Vodafone.

    -- In response to growing demand for Web solutions from both new and existing clients, Sapient announced that Clement Mok is expanding his role at Sapient as Global Director of Design Planning. Mok, who has been an active member on Sapient's Innovation Council, was formerly Sapient's Chief Creative Officer. In this expanded role, he will provide leadership and direction to further shape and define the next generation of Sapient's Web solutions.

    -- Recurring revenue from long-term client engagements accounted for 25% of revenue in the third quarter, compared to 21% of revenue in the second quarter.

    -- The Department of the Navy honored Sapient and the Navy e-Business Operations Office with an e-Gov Award for the Joint Expeditionary Warfare Logistics System (JEWLS). JEWLS uses Web services technology to enhance mission performance and enable total logistics and operational visibility in a joint command environment.

    Conference Call

    Sapient will host a discussion of the third quarter results in a conference call today at 4:30 p.m. (ET), which will be broadcast live on the Internet. For webcast registration information, please go to http://www.sapient.com/earnings.htm. It is advisable to register at least 15 minutes prior to the call to download and install any necessary audio software. A re-broadcast of the call will be available from October 28 at 7:30 p.m. (ET) through November 6 at 11:59 p.m.
(ET) by dialing 877-660-6853 (within the U.S.) or 201-612-7415
(outside the U.S.) and entering account number 1628 and conference ID 120134 when prompted.

    About Sapient

    Sapient is a leading business consulting and technology services firm that plans, designs, implements, and manages information technology to improve business performance for Global 2000 clients. Sapient was founded in 1991 based on a single promise: to deliver the right business results, on time and on budget. Sapient's fixed-price/fixed-time model, combined with industry, design, technology, and process expertise, provides clients with the highest business value at the lowest total cost of ownership. Headquartered in Cambridge, Massachusetts, Sapient has offices in Canada, Germany, India, the United Kingdom, and the United States. More information about Sapient can be found at www.sapient.com.

    Sapient is a registered service mark of Sapient Corporation.


Sapient Corporation
Consolidated Balance Sheets
                                           September 30,  December 31,
                                               2004          2003
                                           ------------- -------------
                                                   (Unaudited)
                                                 (In thousands)
Assets
Current Assets:
Cash, restricted cash and marketable
 investments                                   $109,651      $143,727
Accounts receivable, net                         40,091        30,078
Unbilled revenues on contracts                   15,825        14,387
Prepaid expenses and other current assets         9,940         6,283
                                           ------------- -------------
  Total current assets                          175,507       194,475
                                           ------------- -------------

Restricted cash and marketable investments       57,009        17,512
Net fixed assets and other assets                12,879        13,755
Net intangible assets                               772         1,158
                                           ------------- -------------
  Non-current assets                             70,660        32,425

                                           ------------- -------------
  Total assets                                 $246,167      $226,900
                                           ============= =============

Liabilities and stockholders' equity

Current Liabilities:
Accounts payable and accrued expenses           $35,720       $27,237
Accrued restructuring costs, current
 portion                                         11,770        18,237
Income taxes payable                              3,564         1,976
Deferred revenues on contracts                    3,662         3,867
                                           ------------- -------------
  Total current liabilities                      54,716        51,317
Accrued restructuring costs, net of
 current portion                                 17,072        22,550
Other long term liabilities                       1,141           621
                                           ------------- -------------
  Total liabilities                              72,929        74,488

Stockholders' equity                            173,238       152,412
                                           ------------- -------------

  Total liabilities and stockholders'
   equity                                      $246,167      $226,900
                                           ============= =============


Sapient Corporation
Consolidated Statements of Operations

                                Three months ended  Nine months ended
                                   September 30,      September 30,
                                 ----------------- -------------------
                                   2004     2003      2004      2003
                                 ----------------- -------------------
                                             (Unaudited)
                              (In thousands, except per share amounts)

Revenues:
  Service revenues               $64,193  $44,661  $187,535  $132,946
  Reimbursable expenses            3,178    2,265     8,911     6,966
                                 ----------------- -------------------
    Total gross revenues          67,371   46,926   196,446   139,912
Operating expenses:
  Project personnel costs         34,385   25,059   106,929    80,955
  Reimbursable expenses            3,178    2,265     8,911     6,966
                                 ----------------- -------------------
    Total project personnel
     costs                        37,563   27,324   115,840    87,921
  Selling and marketing costs      3,167    4,328    11,659    14,303
  General and administrative
   costs                          18,551   14,442    53,019    42,194
  Restructuring and other
   related charges                   241      737     1,108     2,135
  Stock-based compensation           224      332       646     1,021
  Amortization of intangible
   assets                            128      319       386     1,644
                                 ----------------- -------------------

Total operating expenses          59,874   47,482   182,658   149,218
  Income (loss) from operations    7,497     (556)   13,788    (9,306)

Other income                           5    1,485        23     1,289
Interest income                      721      385     1,757     1,491
                                 ----------------- -------------------
Income (loss) before income
 taxes                             8,223    1,314    15,568    (6,526)
Income tax provision                 390      305       770       930
                                 ----------------- -------------------
  Net income (loss)               $7,833   $1,009   $14,798   $(7,456)
                                 ================= ===================

Basic and diluted net income
 (loss) per share:
Basic net income (loss) per
 share:                            $0.06    $0.01     $0.12    $(0.06)
Diluted net income (loss) per
 share:                            $0.06    $0.01     $0.12    $(0.06)

Weighted average common shares   123,172  121,182   122,733   120,961
Dilutive common share
 equivalents                       5,290    3,868     4,985         -
                                 ----------------- -------------------
Weighted average common shares
 and dilutive common share
 equivalents                     128,462  125,050   127,718   120,961
                                 ================= ===================

    CONTACT: Sapient
             Investor Contact
             Christina Frederick, 617-621-0200
             cfrederick@sapient.com
             or
             Press Contact
             Jenny McLean, 310-264-5277
             jmclean@sapient.com

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 28, 2004                       SAPIENT CORPORATION
                                                (Registrant)



                                             By: /s/ Susan D. Cooke
                                                 -------------------------------
                                                 Susan D. Cooke
                                                 Chief Financial Officer and
                                                 Senior Vice President